UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

Frélii, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-107179 & 000-51210	980380519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 North Thanksgiving Way Suite 100, Lehi, UT 84043

(Address of Principal Executive Offices)

(833) 437-3544

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leslie Norris has resigned from her position as the Chief Operating Officer (“COO”) of Frelii, Inc. (“The Company”). Ms. Norris will continue to serve as a member of The Company’s board of directors. As part of a leadership reorganization, The Company is pursuing a new COO with operational experience in genetic sequencing and early cancer detection methods. During the transition, U.S. as well as Canadian operations will be overseen by the current CAO, Sandy Uppal.

Item 8.01 Other Events

Frelii, Inc. (“The Company”) has opened its first wholly owned subsidiary, Frelii Canada Inc. in Mississauga, Ontario, Canada. The establishment of this subsidiary will enable The Company to manage operational activities and better serve its Canadian customer base. Frelii Canada will be led by Sandy Uppal and supported by Yvan Aubin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frélii, Inc.

Date: July 15, 2019	By:	/s/ Ian Jenkins
	Name:	Ian Jenkins
	Title:	Chief Executive Officer